Exhibit 21

Subsidiaries of Registrant

The following subsidiaries are direct or indirect subsidiaries of the Company:

Affinity Advertising, LP, a Minnesota limited partnership
Affinity Brokerage, Inc., a Delaware corporation
Affinity Guest Services, Inc., a Delaware corporation
Affinity Road and Travel Club, Inc., a Texas corporation
AGI Productions, Inc., a Delaware corporation
ARU, Inc., a Minnesota corporation
Camp Coast to Coast, Inc., a Delaware corporation
Camping Realty, Inc., a Kentucky corporation
Camping World, Inc., a Kentucky corporation
Camping World Insurance Services of Nevada, Inc., a Nevada corporation
Camping World Insurance Services of Texas, Inc., a Texas corporation
Coast Marketing Group, Inc., a Delaware corporation
CWFR Capital Corp., a Delaware corporation
CWI, Inc., a Kentucky corporation
CW Michigan, Inc., a Delaware corporation
Ehlert Publishing Group, Inc., a Minnesota corporation
Golf Card International Corp., a Delaware corporation
Golf Card Resort Services, Inc., a Delaware corporation
GSS Enterprises, Inc., a Delaware corporation
Power Sports Media, Inc., a Delaware corporation
TL Enterprises, Inc., a Delaware corporation
VBI Inc., a Delaware corporation